Exhibit 10.20

AGREEMENT FOR ADVANCEMENT OF EXPENSES

This Agreement (this “Agreement”), dated as of February 25, 2010, is entered into by and between World Fuel Services, Inc., a Texas corporation (the “Company”), and Michael Clementi (the “Executive”).

RECITALS:

A.    The Executive serves as the President of the Company.

B.    The Company is party to the following litigation: Brendan Airways, LLC versus World Fuel Services, Inc., Case No. 07-25301 CA 02, pending in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida (the “Litigation”).

C.    Brendan Airways LLC, the plaintiff in the Litigation (the “Plaintiff”), has threatened to assert certain claims against the Executive relating to the Litigation (the “Brendan Claims”).

D.    Executive has elected to retain his own independent counsel to represent him in connection with the Litigation or any similar action which may be brought against Executive by Plaintiff (the “Similar Action”).

E.    The Company has determined that it is reasonable, prudent and in the best interests of the Company and its stockholders for the Company to advance funds to Executive to be used by him to pay for his Expenses (as defined below) incurred in connection with the Litigation or in any Similar Action, subject to the terms and conditions of this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Executive hereby agree as follows:

1.    Advancement of Expenses.

(a)    For purposes of this Agreement, the term “Expenses” means all reasonable attorneys’ fees, court costs, transcript costs, fees of experts, consultants, witness fees, travel expenses, duplicating costs and printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, investigating, or defending the Brendan Claims, the Litigation and any Similar Action.

(b)    Subject to subsection (d) below, the Company shall make one or more advances (the “Advances”) of all reasonable Expenses incurred by or on behalf of the Executive with respect to the defense of the Brendan Claims and the Litigation or any Similar Action from time to time, in each case within twenty (20) days after the receipt by the Company of: (i) a written statement or statements from the Executive requesting each Advance; and (ii) invoices, receipts or other documentation, reasonably acceptable to the Company, evidencing the Expenses incurred by or on behalf of the Executive. Requests for Advances hereunder shall be made by the Executive no more than thirty (30) days after the last day of the month in which the relevant services are rendered or out-of-pocket expenses are incurred.

(c)    The Executive hereby undertakes and agrees to repay to the Company any and all Advances made by the Company, whether made pursuant to the Company’s Articles of Incorporation and the applicable provisions of Texas law or otherwise, in the event and to the extent that the Executive is ultimately found by a court of competent jurisdiction: (1) not to have met the applicable standard of conduct necessary for indemnification, or (2) not to be entitled to indemnification by the Company pursuant to the applicable provisions of Texas law. In respect of all services performed as an employee or agent of the Company and in connection with any and all events and actions underlying or related to the Litigation, the Brendan Claims or any Similar Action, the Executive hereby further represents and warrants that: (i) he has at all times conducted himself in good faith; (ii) he reasonably believed that, in the case of conduct in his official capacity as an officer and employee of the Company, his conduct was in the Company’s best interests and, in all other cases, his conduct was at least not opposed to the Company’s best interests; (iii) he had no reasonable cause to believe his conduct was unlawful; and (iv) all of the allegations made in the complaint filed by the Plaintiff in the Litigation regarding the alleged receipt of improper payments and ownership in competing side businesses by Executive are untrue.

(d)    Subject to Section 3(a) below, the Company may discontinue making Advances to the Executive at any time by providing written notice of this election to the Executive. In such event, the Company shall, subject to Executive’s compliance with subsection (b) above, make Advances to cover Expenses properly incurred through the date when the Executive received the notice described in the preceding sentence.

2.    Duration of Agreement. Subject to Section 1(d) above, this Agreement shall continue until the Litigation or any Similar Action is terminated by settlement or a final non-appealable order of a court of competent jurisdiction.

3.    Non-Exclusivity; Insurance; Subrogation.

(a)    The rights to receive advancement of Expenses provided by this Agreement shall not be deemed exclusive of, and shall not limit, any other rights to which the Executive may at any time be entitled under applicable law, the articles of incorporation and the bylaws of the Company or otherwise.

(b)    With respect to any advance under this Agreement, the Company shall be subrogated to the extent of such advance to all of the rights of recovery of the Executive under applicable insurance policies or otherwise, and the Executive shall execute all documents required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)    The Company shall not be liable under this Agreement to make any advances to pay Expenses if and to the extent that the Executive has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

4.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give effect to the intent of the parties hereto.

5.    Counterparts. This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart executed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

6.    Headings. The headings of the sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the construction thereof.

7.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

8.    Notice by Executive. The Executive agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to the Brendan Claims, the Litigation or any Similar Action.

9.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and received for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by U.S. certified or registered mail with postage prepaid, or by overnight courier: (a) if to the Company, to 9800 N.W. 41st Street, Suite 400, Miami, Florida 33178, Attention: General Counsel; and (b) if to the Executive, to the address of the Executive set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s), in accordance with this Section 9.

10.    Interpretation. No provision of this Agreement shall be construed against a party because such party or its representatives drafted such provision. For purposes of this Agreement, “hereof”, “herein”, “hereby”, “hereunder”, “herewith”, “hereafter”, and “hereinafter” refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to

“including” means including without limiting the generality of any description preceding such term.

11.    Governing Law; Venue, Etc.

(i)    THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

(ii)    ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE FILED IN AND LITIGATED SOLELY BEFORE THE STATE COURTS IN MIAMI, FLORIDA AND EACH PARTY TO THIS AGREEMENT: (1) GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND VENUE THEREIN, AND WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF “FORUM NON CONVENIENS”; AND (2) GENERALLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY DELIVERY OR CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

COMPANY:

WORLD FUEL SERVICES, INC.

By:	/s/ Richard McMichael
Its:	Senior Vice President – Finance (Aviation)
Name:	Richard McMichael

EXECUTIVE:

/s/ Michael Clementi
Michael Clementi

Address: [intentionally omitted]

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